EXHIBIT 10.07

No. «GrantID»

FLEX LTD.
AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN
FORM OF RESTRICTED SHARE UNIT AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

This Restricted Share Unit Award Agreement for Non-Employee Directors (the “Agreement”) is made and entered into as of [●], (the “Grant Date” or the “Effective Date”) by and between Flex Ltd., a Singapore corporation (the “Company”), and the participant named below (the “Participant”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Flex Ltd. Amended and Restated 2017 Equity Incentive Plan, as amended from time to time (the “Plan”). The Participant understands and agrees that this Restricted Share Unit Award (the “RSU Award”) is granted subject to and in accordance with the express terms and conditions of the Plan and this Agreement including any country-specific terms set forth in Exhibit A to this Agreement. The Participant further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of this Agreement. The Participant acknowledges receipt of a copy of the Plan and the official prospectus for the Plan, which are also available at the offices of the Company.

Participant: «Name», «First»
Restricted Share Unit Award: «Shares»
Date of Grant: «Grant Date»
Vesting Criteria: Provided the Participant continues to provide services to the Company as a director, the shares underlying this RSU Award shall be issued as follows:

Vesting Date	% of RSUs Vesting
The day immediately prior to the Company’s ____ annual general meeting of shareholders	100% of the number of units granted

1.Grant of RSU Award.

1.1    Grant of RSU Award. Subject to the terms and conditions of the Plan and this Agreement, including any country-specific terms set forth in Exhibit A to this Agreement, the Company hereby grants to the Participant an RSU Award for the number of ordinary shares set forth above under “RSU Award” (the “Shares”).

(a)    Vesting Criteria. The RSU Award shall vest, and the Shares shall be issuable to the Participant, according to the Vesting Criteria set forth above. If application of the Vesting Criteria causes vesting of a fractional Share, such Share shall be rounded down to the nearest whole Share. Shares that vest and are issuable pursuant to the Vesting Criteria are “Vested Shares.” The period from the date of grant to the Vesting Date set forth under “Vesting Criteria” above is the “Vesting Period.”

(b)    Termination of Rights and Obligations. Subject to the provisions of Section 1.1(c), 1.1(d) and 1.1(e) below, the RSU Award, all of the Company’s obligations and the Participant’s rights under this Agreement, shall terminate on the earlier of the Participant’s Termination Date (as defined in the Plan) or the date when all the Shares that are subject to the RSU Award have been allotted and issued, or forfeited in the case of any portion of the RSU Award that fails to vest.

(c)    Termination of Service due to Retirement. Notwithstanding anything in this Agreement to the contrary, if the Participant has a Termination of Service due to Retirement before the end of the Vesting

Period, then (i) the RSU Award and all rights and obligations hereunder will not terminate and (ii) the RSU Award shall vest on a pro rata basis, calculated as follows: the total number of unvested RSUs, multiplied by a fraction equal to the number of whole months during which the Participant provided services during the Vesting Period, divided by the total number of months in the Vesting Period.

For purposes of this Agreement, “Retirement” shall mean the Participant’s voluntary Termination of Service after the Participant has completed at least two (2) years of continuous service as a Director.

(d)    Termination of Service due to Death or Disability. Notwithstanding anything in this Agreement to the contrary, if the Participant has a Termination of Service due to death or Disability, then (i) the RSU Award and all rights and obligations hereunder will not terminate and (ii) the RSU Award shall immediately vest in full and become one hundred percent (100%) vested.

For purposes of this Agreement, “Disability” shall mean inability of the Participant to perform in all material respects his or her duties and responsibilities to the Company or any Parent, Subsidiary or Affiliate, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Committee.

(e)    Spin-Off Transaction. Notwithstanding anything in this Agreement to the contrary, in the event of a Spin-Off Transaction (as defined below), if the Participant ceases to serve as a Director of the Company in order to serve as a director of the Spin-Off Entity (as defined below) or any of its subsidiaries in connection with such Spin-Off Transaction, then (i) the Participant’s cessation of service as a Director of the Company prior to and in connection with the Participant’s commencement of service as a Director of the Spin-Off Entity shall not constitute a Termination of Service for purposes of Section 1.1(b), (ii) this RSU Award shall not terminate solely as a result of such cessation of service, and (iii) this RSU Award shall be subject to adjustment, cancellation and conversion, or other treatment as determined by the Committee (or the Board) in its discretion.
For purposes of this Agreement, a “Spin-Off Transaction” means a distribution by the Company to its shareholders of the stock of a subsidiary or other entity (the “Spin-Off Entity”) in a transaction intended to qualify as a tax-free spin-off under Section 355 of the Code, including, without limitation, any such distribution that is preceded by an internal reorganization or transfer of assets or legal entities to the Spin-Off Entity.

(f)    Allotment and Issuance of Vested Shares. The Company shall allot and issue the Vested Shares as soon as practicable after such Shares have vested pursuant to the Vesting Criteria. The Company shall have no obligation to allot and issue, and the Participant will have no right or title to, any Shares, and no Shares will be allotted and issued to the Participant, until satisfaction of the Vesting Criteria. For the sake of clarity, this includes Vested Shares in the event of a Participant’s Retirement as set forth in Section 1.1(c) above or death or Disability as set forth in Section 1.1(d) above, such that the Vested Shares in such events shall be allotted and issued coinciding with the date of the Company’s annual general meeting of shareholders following the date of grant of the RSU Award.

(g)    Nontransferability of RSU Award. None of the Participant’s rights under this Agreement or under the RSU Award may be transferred in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participants in the U.S. may transfer or assign the RSU Award to Family Members (as defined in the Plan) through a gift or a domestic relations order (and not in a transfer for value), or as otherwise allowed by the Plan. The terms of this Agreement shall be binding upon the executors, administrators, successors and assigns of the Participant.

(h)    Privileges of Share Ownership. The Participant shall not have any of the rights of a shareholder until the Vested Shares are allotted and issued after the applicable vest date.

(i)    Interpretation. Any dispute regarding the interpretation of the terms and provisions with respect to the RSU Award and this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and on the Participant.

1.2    Title to Shares. Title will be provided in the Participant’s individual name on the Company’s records unless the Participant otherwise notifies Stock Administration of an alternative designation in compliance with the terms of this Agreement and applicable laws.

2.     Delivery.

2.1    Deliveries by Participant. The Participant hereby delivers to the Company this Agreement.

2.2    Deliveries by the Company. The Company will issue a duly executed share certificate or other documentation evidencing the Vested Shares in the name specified in Section 1.2 above upon vesting, provided the Participant has delivered and executed this Agreement prior to the applicable vesting date and has continued to serve as a Director of the Company or a Parent, Subsidiary, or Affiliate through each applicable vesting date.

3.    Compliance with Laws and Regulations. The issuance and transfer of the Shares to the Participant shall be subject to and conditioned upon compliance by the Company and the Participant with all applicable requirements of any share exchange or automated quotation system on which the Company’s Ordinary Shares may be listed at the time of such issuance or transfer. The Participant understands that the Company is under no obligation to register or qualify the Shares with the U.S. Securities and Exchange Commission, any state, local or foreign securities commission or any share exchange to effect such compliance.

4.    Rights as Shareholder. Subject to the terms and conditions of this Agreement, the Participant will have all of the rights of a shareholder of the Company with respect to the Vested Shares which have been allotted and issued to the Participant until such time as the Participant disposes of such Vested Shares.

5.    Stop-Transfer Orders.

5.1    Stop-Transfer Instructions. The Participant agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company administers transfers of its own securities, it may make appropriate notations to the same effect in its own records.

5.2    Refusal to Transfer. The Company will not be required (i) to register in its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any Participant or other transferee to whom such Shares have been so transferred.

6.    Taxes and Disposition of Shares.

6.1    Tax Obligations.

(a)    Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items arising out of the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company, if any. The Participant further acknowledges that the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU Award, including but not limited to, the grant, vesting or issuance of Vested Shares underlying the RSU Award, the subsequent sale of Vested Shares acquired upon vesting and the receipt of any dividends; and (b) does not commit and is under no obligation to structure the terms of the grant or any aspect of the RSU Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if the Participant has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)    Prior to the relevant taxable or tax withholding event, as applicable, the Participant shall pay or make arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the

Participant authorizes the Company, or its agents, at their discretion, to satisfy the Tax-Related Items by one or a combination of the following (1) withholding from the Participant’s cash compensation paid to the Participant by the Company; (2) withholding from the proceeds of the sale of Vested Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), including a “sell to cover” transaction; or (3) withholding in Shares to be issued at vesting of the RSU Award.

(c)    To avoid any negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for the Tax- Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Vested Shares, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of the Participant’s participation in the Plan.
(d)    The Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described in this section. The Company may refuse to issue or deliver the Vested Shares or the proceeds from the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

6.2 Disposition of Shares. Participant hereby agrees that the Participant shall make no disposition of the Shares (other than as permitted by this Agreement) unless and until the Participant shall have complied with all requirements of this Agreement applicable to the disposition of the Shares.

7.    Nature of Grant. In accepting the RSU Award, the Participant acknowledges and agrees that:

(a)    the Plan is established voluntarily by the Company, is discretionary in nature and may be amended, suspended or terminated by the Company at any time;

(b)    the grant of the RSU Award is voluntary and occasional and does not create any contractual or other right to receive future RSU Awards, or benefits in lieu of RSU Awards, even if RSU Awards have been granted repeatedly in the past;

(c)    all decisions with respect to future RSU Awards, if any, will be at the sole discretion of the Company;

(d)    the Participant’s participation in the Plan is voluntary;

(e)    the future value of the Shares underlying the RSU Award is unknown and cannot be predicted with certainty;

(f)    no claim or entitlement to compensation or damages shall arise from the forfeiture of the RSU Award resulting from a Termination of Service (for any reason whatsoever and whether or not in breach of local labor laws), and in consideration of the RSU Award to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company, waives the Participant’s ability, if any, to bring any such claim, and releases the Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims;

(g)    and for the Participants residing outside of the U.S.A.:

(A)    the RSU Award and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(B)    the RSU Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, dismissal, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to past services for the Company or any Parent, Subsidiary or Affiliate;

(C)    and in the event of the Participant’s Termination of Service (whether or not in breach of local labor laws), except as otherwise provided in this RSU Award, the Participant’s right to vest in the RSU Award under the Plan, if any, will terminate effective as of the date of Termination of Service and the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing service for purposes of this RSU Award.

8.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the sale of the Shares acquired upon vesting of the RSU Award. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

9.    Data Privacy.

(a)    The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other RSU Award materials by and among, as applicable, the Company and its Parent, Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

(b)    The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all RSU Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

(c)    The Participant understands that Data will be transferred to the Company stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections from the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, the Company stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

10.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement and in the Plan, this Agreement will be binding upon the Participant and the Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

11.    Governing Law; Venue; Severability. This Agreement shall be governed by and construed in accordance with the internal laws of the state where you reside, where this Agreement is made or to be performed, excluding that body of laws pertaining to conflict of laws. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the RSU Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the state where you reside and agree that such litigation shall be conducted only in the applicable federal courts for the state where you reside, or if the issue cannot be adjudicated by federal courts, then the state courts for the state where you reside. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible, and the other provisions will remain fully effective and enforceable.

12.    Notices. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Vice President of Finance of the Company at its corporate offices at 12515-8 Research Blvd, Suite 300, Austin, Texas 78759, or sent via email to the designated Company email address.. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address indicated in the Company’s records or to such other address as the Participant may designate in writing from time to time to the Company. All notices shall be deemed effectively given upon personal delivery, upon transmission by email (with confirmation of receipt), three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), or one (1) business day after its deposit with any return receipt express courier (prepaid). Notices may also be delivered electronically in accordance with Section 15.

13.    Headings. The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. All references herein to Sections will refer to Sections of this Agreement.

14.    Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

15.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

16.    Exhibit A. Notwithstanding any provision in this Agreement to the contrary, the RSU Award shall be subject to any special terms and provisions as set forth in Exhibit A to this Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in Exhibit A, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable to comply with local law or facilitate the administration of the Plan. Exhibit A constitutes part of this Agreement.

17.    Code Section 409A. With respect to U.S. taxpayers, it is intended that the terms of the RSU Award will comply with the provisions of Section 409A of the Code and the Treasury Regulations relating thereto so as not to subject the Participant to the payment of additional taxes and interest under Section 409A of the Code, and this Agreement will be interpreted, operated and administered in a manner that is consistent with this intent. In furtherance of this intent, the Committee may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, in each case, without the consent of the Participant, that the Committee determines are reasonable, necessary or appropriate to comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance. In that light, the Company makes no representation or covenant to ensure that the RSU Awards that are intended to be exempt from, or compliant with, Section 409A of the Code are not so exempt or compliant or for any action taken by the Committee with respect thereto.

18.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSU Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19.    Entire Agreement. The Plan and this Agreement, together with all its Exhibits, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

FLEX LTD.	PARTICIPANT

By:	By:

Name:	Name:

Title:	Title:

FLEX LTD. AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN
EXHIBIT A TO
THE RESTRICTED SHARE UNIT AWARD AGREEMENT
FOR NON-U.S. DIRECTOR PARTICIPANTS

Terms and Conditions

This Exhibit A includes additional terms and conditions that govern the RSU Award granted to the Participant under the Plan if the Participant resides in one of the countries listed below. Certain capitalized terms used but not defined in this Exhibit A have the meanings set forth in the Plan and/or the Agreement.

Notifications

This Exhibit A also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2026. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Exhibit A as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time that the RSU Award vests and Shares are issued to the Participant or the Participant sells Shares acquired upon vesting of the RSU Award under the Plan. In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant is advised to seek appropriate professional advice (including for the avoidance of doubt legal and tax advice) as to how the relevant laws, regulations, guidance or any other similar rules in the Participant’s country may apply to his or her situation. Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working or transfers employment after the Date of Grant, the information contained herein may not be applicable to the Participant.

SINGAPORE

Terms and Conditions

Data Protection. The Participant acknowledges that:

(a)    the personal data of the Participant as contained in each document and/or any other notice or communication given or received pursuant to the Plan and/or the Agreement, and/or which is otherwise collected from the Participant (or his or her authorized representative(s)), will be collected, used and disclosed by the Company and/or the relevant subsidiary for the purposes of implementing and administering the Plan, and in order to comply with any applicable laws, listing rules, take-over rules, regulations and/or guidelines;

(b)    by participating in the Plan, the Participant also consents to the collection, use and disclosure of his or her personal data for all such purposes, including disclosure of personal data of the Participant held by the Company and/or the relevant subsidiary to any of their affiliates and/or to third party administrators who provide services to the Company (whether within or outside Singapore), and to the collection, use and further disclosure by such persons of such personal data for such purposes; and
(c)    the Participant also warrants that where he or she discloses the personal data of third parties to the Company and/or the relevant subsidiary in connection with the Plan and/or the Agreement, he or she has obtained the prior consent of such third parties for the Company and/or the relevant subsidiary to collect, use and disclose their personal data for the abovementioned purposes, in accordance with any applicable laws, regulations and/or guidelines. The Participant shall indemnify the Company and/or the relevant subsidiary in respect of any penalties, liabilities, claims, demands, losses and damages as a result of the Participant’s breach of this warranty.

(d)    to the extent that the Participant withdraws consent, the Company may use its discretion under the Agreement to terminate the RSU Award for no consideration.

For this purpose, the term “personal data” shall refer to any information and data which can be related directly or indirectly to an identifiable individual.

Notifications

Securities Law Information. The RSU Award is being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not being granted to the Participant with a view to the Shares acquired from the Award being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore. Further, the grant of the RSU Award is subject to section 257 of the SFA and the Participant should not sell, or offer to sell, any Shares acquired pursuant to the award in Singapore, unless such sale or offer is made (i) after six months from the Date of Grant or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

To the extent the Participant sells, offers to sell or otherwise disposes of Shares acquired through the Plan within six months of the Date of Grant, the Participant is permitted to dispose of such Shares through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside Singapore through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the NASDAQ Stock Market in the United States of America.

Director Notification Obligation. If the Participant is a director (including an alternate director or shadow director) of the Company and/or a Singapore company that is a related corporation (as defined in the Singapore Companies Act 1967 (the “Singapore Companies Act”)) of the Company (the “Singapore Entity(ies)”), the Participant is subject to certain notification requirements under the Singapore Companies Act in connection with the grant of the RSU Award and the subsequent vesting of, and delivery of, Shares underlying the RSU Award. Among these requirements is an obligation to notify the Singapore Entity(ies) in writing when the Participant acquires an interest (e.g., RSU Award, Shares) in the Company. In addition, the Participant must notify the Singapore Entity(ies) in writing when the Participant sells Shares of the Company (including when the Participant sells Shares acquired under the Plan). Please contact the Company to obtain a copy of the notification form.

The Participant must give written notice to the Singapore Entity(ies) of the prescribed particulars relating to the RSU Award and Shares underlying the RSU Award within two business days after (a) the date on which the Participant became a director of the Singapore Entity(ies); or (b) the date on which the Participant became a registered holder of or acquired an interest in the RSU Award or Shares underlying the RSU Award.

Upon the vesting of the Shares underlying the RSU Award and the delivery of Shares to the Participant resulting in the Participant becoming a registered shareholder of the Company, there is a change in the nature of the interest the Participant holds from a beneficial interest arising contractually under the RSU Award to a legal interest as a registered shareholder of the Company. As a result, the Participant is required within two business days, to notify the Singapore Entity(ies) of this technical change in the nature of the Participant’s interest in the Shares of the Company, to enable the Singapore Entity(ies) to meet its statutory obligations and update its Register of Directors’ Shareholdings within three days of receiving the Participant’s notification.

In addition, the Participant must give written notice to the Singapore Entity(ies) of particulars of any change in respect of the prescribed particulars previously given in respect of the RSU Award or Shares underlying the RSU Award, including the consideration (if any) received as a result of the event giving rise to the change, upon say, a sale and transfer of the Shares, within two business days after the occurrence of the event giving rise to the change.